                                                                   Exhibit 10.19

The CIT Group/
Business Credit, Inc.
3000 South Grand Avenue
3rd Floor
Los Angeles, CA 90071
Tel:  213 621-8303
Fax:  213 621-8309



                                    November 12, 1993



Orchard Supply Hardware Corporation
6450 Via Del Oro
San Jose, California 95161

Gentlemen:

Reference is made to the Financing Agreement between us dated October 29, 1992, as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

The Company has requested that CITBC amend the Financing Agreement to provide for an additional revolving credit facility to be used by the Company to purchase certain real property and operating leases from Builders Emporium, and CITBC has agreed to provide such facility subject to, and in accordance with, the provisions of this letter agreement.

Effective immediately upon fulfillment of the Amendment Condition Precedent (as defined below) the Financing Agreement shall be, and hereby is, amended as follows:

            1. Section 1 of the Financing Agreement shall be, and hereby is, amended as follows:

                  (a) the following definitions shall be, and each hereby is, added to said Section in the proper alphabetical order:

                  "REVOLVING LOAN A shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3, Paragraph 1(a) of this Financing Agreement."

                  "REVOLVING LOAN B shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to

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                  Section 3, Paragraph 1(b) of this Financing Agreement."

                  "REVOLVING LINE OF CREDIT A shall mean the commitment of CITBC to make loans and advances pursuant to Section 3, Paragraph 1(a) of this Financing Agreement to the Company in the amount of $20,000,000."

                  "REVOLVING LINE OF CREDIT B shall mean the commitment of CITBC to make loans and advances pursuant to Section 3, Paragraph (b) of this Financing Agreement to the Company in the amount of $20,000,000."

                  "CONDITION PRECEDENT TO REVOLVING LOAN B shall mean
                  CITBC's receipt of an opinion of counsel to the Company in the form annexed hereto as Exhibit B prior to the extension of any Revolving Loan B under Revolving Line of Credit B."

                  (b) the definitions of "Availability", "Interest Expense", "Parent", "Permitted Encumbrances", "Permitted
                  Indebtedness", "Revolving Loans" and "Revolving Line of Credit" shall be, and each hereby is, deleted in its entirety and the following shall be, and hereby is, inserted in lieu thereof:

                  "AVAILABILITY shall mean at any time the excess of the sum of a) Eligible Accounts Receivable multiplied by the percentage provided for in clause (i) of paragraph 1 (a) and
                  (b) of Section 3 of this Financing Agreement and b) Eligible Inventory multiplied by the percentage provided for in clause (ii) of paragraph 1 (a) and (b) of Section 3 of this Financing Agreement less the sum of x) the outstanding aggregate amount of all Obligations of the Company (including, without limitation, all Obligations relating to Revolving Loan A, Revolving Loan B and Letters of Credit),
                  y) the Availability Reserve, and z) at the sole discretion of CITBC all payments of the Company to CITBC coming due within sixty (60) days from the date of computation."

                  "INTEREST EXPENSE shall mean, for any period, interest expense with respect to all outstanding Indebtedness, net of any interest income, of Company for such period determined on a consolidated basis in conformity with GAAP,



                                       2.

                  PROVIDED that Interest Expense shall not include any closing costs associated with (x) this Financing Agreement or Revolving Line of Credit B or (y) the closing of the Senior Unsecured Debt and all prior deferred financing costs and the amortization thereof."

                  "PARENT shall mean Orchard Supply Hardware Stores
                  Corporation."

                  "PERMITTED ENCUMBRANCES shall mean: i) liens expressly permitted, or consented to, by CITBC, including but not limited to the lien of General Electric Credit Corporation on the Company's inventory of General Electric light bulbs;
                  ii) Purchase Money Liens; iii) Customarily Permitted Liens;
                  iv) liens granted CITBC by the Company; v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured within 30 days after the attachment thereof to the reasonable satisfaction of CITBC); vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not x) with respect to the Collateral, senior to the liens of CITBC or y) for taxes due the United States of America, vii) liens listed and described on Exhibit C attached hereto, and viii) other than with respect to the Collateral, liens in existence on the date of execution of this Financing Agreement."

                  "PERMITTED INDEBTEDNESS shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) Subordinated Debt;
                  iv) indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing including but not limited to Senior Unsecured Debt and Senior Secured Debt and the Subordinated Notes; and
                  vii) indebtedness not to exceed $1,100,000 in the aggregate incurred in connection with the



                                       3.

                  acquisition of three (3) parcels of Real Estate and six (6) Operating Leases from Builders Emporium."

                  "REVOLVING LOANS shall mean Revolving Loan A and Revolving Loan B."

                  "REVOLVING LINE OF CREDIT shall mean the combined commitments of CITBC with respect to Revolving Line of Credit A and Revolving Line of Credit B."

            A copy of Exhibit C referred to in the above definition of "Permitted Encumbrances" shall be annexed hereto and attached to the Financing Agreement as Exhibit C thereto.

            2. Section 3, Paragraph 1 of the Financing Agreement shall be, and hereby is, deleted and the following shall be, and hereby is, inserted in lieu thereof:

                  "1. (a) CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) Revolving Line of Credit A, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow such Revolving Loans). Such loans and advances shall be in amounts up to the sum of: i) seventy-five percent (75%) of the outstanding Eligible Accounts Receivable of the Company, and ii) fifty percent (50%) of the aggregate value of Eligible Inventory of the Company as determined at the lower of cost or market using a valuation on a first in, first out basis in accordance with GAAP less the outstanding balance of Revolving Loan B.

                  (b) CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) Revolving Line of Credit B, but subject to the fulfillment to CITBC's satisfaction of the Condition Precedent to Revolving Loan B, and CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow such Revolving Loans). Such loans and advances shall be in amounts up to the sum of: i) seventy-five percent (75%) of the outstanding



                                       4.

                  Eligible Accounts Receivable of the Company, and ii) fifty percent (50%) of the aggregate value of Eligible Inventory of the Company as determined at the lower of cost or market using a valuation on a first in, first out basis in accordance with GAAP less the outstanding balance of Revolving Loan A.

                  (c) All requests for loans and advances under subparagraphs (a) and (b) above must (i) specify whether a request is being made under Revolving Line of Credit A or Revolving Line of Credit B, (ii) be received by an officer of CITBC no later than 10:00 a.m., California time, of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary."

            3. Section 3, Paragraph 6 of the Financing Agreement shall be, and hereby is, deleted and the following shall be, and hereby is inserted in lieu thereof.

                  6(a) CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account under Revolving Line of Credit A (herein "Revolving Loan Account A").

                  (b) CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account under Revolving Line of Credit B (herein "Revolving Loan Account B").

                  (c) In addition, CITBC may, in its sole discretion charge Revolving Loan Account A and/or Revolving Loan Account B (in any order or proportion as CITBC may determine) with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral



                                       5.

                  assigned hereunder, or any Obligations owing to CITBC by the Company. Notwithstanding the foregoing, prior to the occurrence of any Default or Event of Default hereunder CITBC shall make all such charges to Revolving Loan Account A unless x) CITBC is requested by the Company, in writing, to make charges to Revolving Loan Account B or y) there is insufficient availability under Revolving Loan Account A, provided that CITBC's failure to make such charges to Revolving Loan Account A shall not effect the Company's obligations to CITBC with respect to any amount charged to Revolving Loan Account B. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts (herein collectively "Payments") and, subject to the provisions of subparagraph (d) below, such Payments may be applied to payment of the Obligations by CITBC in any order or proportion as between Revolving Loan Accounts A and B as CITBC in its sole discretion may determine. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

                  (d) Notwithstanding any provision to the contrary contained herein, prior to the occurrence of a Default and/or Event of Default hereunder all such Payments shall be applied first to Revolving Loan Account A unless the Company requests CITBC, in writing, to apply such payment to Revolving Loan B. In addition, in the event that such Payments received prior to the occurrence of a Default and/or Event of Default exceed the outstanding balance of Revolving Loan Account A, and clause (e) hereof does not then apply, such Payments will not be applied against any of the Company's other Obligations and will be disbursed to the Company in accordance with the Company's instructions to CITBC.

                  (e) In the event that the sum of (i) the outstanding balance of Revolving Loan A, (ii) the outstanding balance of Revolving Loan B and (iii)



                                       6.

                  the outstanding aggregate amount of all Letters of Credit exceeds the sum computed pursuant to clauses "a)" and "b)" of the definition of Availability hereunder, the Company shall be required to immediately make a mandatory prepayment of the outstanding Obligations under this Financing Agreement in the amount of such excess, and until CITBC's receipt of payment in the amount of such excess CITBC may, at its option, apply Payments to the Company's Obligations in the following order:

                  (A) First, to Revolving Loan Account A;
                  (B) Second, to Revolving Loan Account B;
                  (C) Finally, to any other Obligations hereunder until such time as the credit facilities hereunder are back into formula.

            4. The first sentence of Section 4, Paragraph 1 of the Financing Agreement shall be, and hereby is, deleted and the following shall be, and hereby is, inserted in lieu thereof:

                  "1. Within Revolving Line of Credit A, CITBC shall assist the Company in obtaining documentary and standby Letters of Credit in an amount not to exceed $8,000,000 in the aggregate outstanding at any one time."

            5. Section 6, Paragraph 11 of the Financing Agreement shall be, and hereby is, deleted and following shall be, and hereby is, inserted in lieu thereof:

                  "11. Without the prior written consent of CITBC, the Company will not: a) enter into Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any fiscal year would exceed four and one-half percent (4-1/2%) of the company's net sales for the fiscal year immediately preceding the year in which such Operating Lease is entered into, or b) contract for, purchase make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

                  a) $5,500,000.00 for the fiscal year ending January 31, 1993;



                                       7.

                  b) $40,000,000.00 for the fiscal year ending January 30, 1994;
                  c) $20,000,000.00 for the fiscal year ending January 29, 1995;
                  d) $9,000,000.00 for the fiscal year ending January 29, 1996, and for each fiscal year thereafter, provided, however, if no Default and/or Event of Default has occurred, and has not been cured or waived by CITBC, any permitted amounts not expended during any fiscal year may be carried forward and spent in the subsequent fiscal year without being applied toward the maximum permitted amount for that fiscal year; provided further that such permitted amounts carried over shall be deemed to be expended first in any such subsequent fiscal year and may not in any event be carried forward beyond such subsequent year."

            6. Section 7, Paragraph 1 of this Financing Agreement shall be, and hereby is, deleted and the following shall be, and hereby is, inserted in lieu thereof:

                  "1. (a) Interest on Revolving Loan A shall be payable monthly as of the end of each month and shall be an amount equal to, at the election of the Company, as set forth below, i) seven percent (7%) per annum or ii) at a rate equal to two and three-quarters percent (2-3/4%) above the applicable LIBO Rate, in each instance on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account A at the close of each day during such month. The rate of interest under i) above is based on the six percent (6%) per annum Chemical Bank Rate as of November 1, 1993. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one percent (l%) above the Chemical Bank Rate.

                  (b) Interest on Revolving Loan B shall be payable monthly as of the end of each month and shall be an amount equal to, at the election of the Company, as set forth below, i) seven percent (7%) per annum or ii) at a rate equal to two and three-quarters percent (2-3/4%) above the applicable LIBO Rate, in each instance on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account B at the close of each day during such month. The rate of interest under i) above is based on the



                                       8.

                  six percent (6%) per annum Chemical Bank Rate as of November 1, 1993. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one percent (1%) above the Chemical Bank Rate.

                  (c) The rates hereunder shall be calculated based on a 365-day year. CITBC shall be entitled to charge the Company's accounts at the rates provided for herein when due until all Obligations have been paid in full."

            7. The computation of the Revolving Line of Credit Fee and any Early Termination Fee shall be made based upon both Revolving Line of Credit A and B and Revolving Loan A and B. CITBC is entitled to charge the Company the Early Termination Fee in the Event the Company terminates Revolving Line of Credit A or this Financing Agreement prior to the second year from the date of the Financing Agreement.

            8. The effectiveness of the foregoing amendments shall be subject to CITBC's receipt of an opinion of the Company's counsel in the form annexed hereto (herein the "Amendment Condition Precedent"), a copy of which opinion shall be attached to the Financing Agreement as Exhibit B thereto.

            9.    It is further agreed that:

                  (a) The term "Obligation" as used in the Financing Agreement shall also include without limitation all present and future indebtedness, liabilities and obligations of the Company to CITBC arising under Revolving Line of Credit B and/or in connection with Revolving Loan B (herein the "Revolving Loan B Obligations").

                  (b) All of said Revolving Loan B Obligations shall be, and hereby are, secured by all Collateral under the Financing Agreement.

                  (c) All Revolving Loan B Obligations are senior in right of payment to the Subordinated Notes issued pursuant to the Subordinated Note Indenture and shall constitute Senior Indebtedness and Specified Senior Indebtedness under the Subordinated Note Indenture.



                                       9.

                  (d) You shall pay us (i) an Amendment Fee equal to $97,660 to induce us to enter into this letter agreement and (ii) a Documentation Fee equal to $2,340 to compensate us for the use of our in-house legal department in the preparation of this letter agreement and all documents contemplated hereby. Such fees may, at our option, be charged to your accounts on the date hereof.

                  (e) The Parent by signing below hereby confirms its consent to the foregoing and its agreement that the term "Obligations" as used in the Guaranty executed by the Parent dated October 29, 1992, as amended (the "Parent Guaranty") shall also include, without limitation, the Revolving Loan B Obligations (as defined above).

Except as set forth herein no other change in the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning the enclosed copy of this letter.


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By:/s/ Jeffrey Simon
                                 ------------------------------------------
                                 Title:  Vice President

Read and Agreed to:

ORCHARD SUPPLY HARDWARE CORPORATION


By:/s/ Stephen M. Hilberg
   -------------------------------------
   Title:  Vice President-Finance


Consent Confirmed and
Parent Guaranty reaffirmed as set forth above
ORCHARD SUPPLY HARDWARE STORES CORPORATION
F/K/A ORCHARD HOLDING CORPORATION


By:/s/ Stephen M. Hilberg
   -------------------------------------
   Title: Vice President-Finance



                                       10.

                                    EXHIBIT C



            1. Deed of Trust dated November 10, 1993, by and between American Property Investors IX, a limited partnership, Trustor, and American United Life Insurance Company, an Indiana corporation, Beneficiary, and Chicago Title Insurance Company, Trustee. Said Deed of Trust recorded November 12, 1980, as Instrument Number 80-1132729.


            2. Deed of Trust dated November 24, 1981, by and between Ram Realty Associates, a New York partnership, Trustor, and American Property Investors IX, a California limited partnership, Beneficiary, and Daniel N. Davis, Trustee. Said Deed of Trust recorded November 30, 1981, as Instrument No. 80-1132720. There is no current indebtedness outstanding on this obligation.



                                       11.